Exhibit 10.2

                           Form of Advisory Agreement


     ADVISORY AGREEMENT dated as of _______________, 2000 (this "Agreement") by and between SHAFFER DIVERSIFIED FUND, L.P., a Delaware limited partnership having an address c/o Shaffer Asset Management, Inc., 70 West Red Oak Lane, White Plains, NY 10604 (the "Fund"), and SHAFFER ASSET MANAGEMENT, INC., a New York corporation having an address at 70 West Red Oak Lane, White Plains, NY 10604 (the "Advisor").

                              W I T N E S S E T H:

     WHEREAS, Shaffer Asset Management, Inc., a New York corporation having an address at 70 West Red Oak Lane, White Plains, NY 10604 (the "General Partner"), is the general partner of the Fund;

     WHEREAS, the Fund was organized for the purpose of engaging in, among other things, the business of speculatively trading in commodities, commodity futures contracts (including, without limitation, futures contracts on United States Treasury Bills and other financial instruments), other commodity interests, any other items that are presently, or may hereafter become, the subject of futures trading (hereinafter collectively referred to as "Commodity Interests");

     WHEREAS, the General Partner is required to utilize the services of professional commodity trading advisor(s) in connection with the Fund's Commodity Interest trading activities pursuant to the terms of the Amended and Restated Agreement of Limited Partnership governing the Fund, a copy of which is attached to the Statement of Additional Information (as hereinafter defined) that accompanies the Prospectus (as hereinafter defined) as Exhibit A (the "Limited Partnership Agreement");

     WHEREAS, the Fund proposes to make a public offering (the "Offering") of a minimum of one million (1,000,000) and a maximum of twenty five million (25,000,000) units of limited partnership interest ("Units") through Berthel Fisher & Company Financial Services, Inc., and may engage in an offering of additional Units thereafter;

     WHEREAS, in connection with such Offering, the Fund has filed with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-1 (File No. 333-46550), and as a part thereof a prospectus and statement of additional information, which registration statement, together with all amendments thereto, shall be referred to herein as the "Registration Statement"; which prospectus, when included as a part of the Registration Statement, together with all amendments and supplements thereto in the forms filed with the SEC pursuant to Rule 424 under the Act, shall be referred to herein as the "Prospectus; and which statement of additional information, when included as a part of the Registration Statement, together with all amendments and supplements thereto in the forms filed with the SEC pursuant to Rule 424 under the Act, shall be referred to herein as the "Statement of Additional Information;

     WHEREAS, the Advisor is registered as a commodity trading advisor with the Commodity Futures Trading Commission (the "CFTC") and is a member of the National Futures Association (the "NFA");

     WHEREAS, the Advisor's present business is making trading decisions and recommendations on behalf of itself, its affiliates and other investors in the purchase and sale of Commodity Interests; and

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     WHEREAS, the Fund and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement trading advisory services in connection with the conduct by the Fund of its trading in Commodity Interests during the term of this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Duties of the Advisor. (a) During the term and on the terms and conditions of this Agreement, the Advisor shall have sole authority and responsibility for managing the Fund's Commodity Interests trading account and for directing the investment and reinvestment of the assets and funds of the Fund, except that if the Advisor if legally unable to perform its functions hereunder or if some emergency should arise as a result of which the Advisor is unable or becomes unwilling to perform under this Agreement, the Fund may procure the services of another trading advisor to manage the investment and reinvestment of such assets and funds until such time as the Advisor is able or willing to resume its management responsibilities hereunder.

     (b) The Advisor will determine the investments on behalf of the Fund in accordance with the trading policies set forth in the Prospectus and the Statement of Additional Information under the caption "Trading Policies" (the "Trading Policies"). The Advisor will exercise its good faith (best efforts) judgment in determining the trades in Commodity Interests which are to be made on behalf of the Fund in accordance with such Trading Policies and, to the extent that the Advisor is notified in writing thereof, and agrees in writing thereto, in accordance with revisions of such policies, from time to time, by the Fund. The Advisor is not, however, obligated to trade any fixed portion of the Fund's assets under the Advisor's management, and there may be times when, under the Advisor's trading system, no open positions will be maintained.

     (c) The Advisor also agrees to give the Fund prior written notice of any proposed material change in its trading strategies, systems and methods as described in the Prospectus and Statement of Additional Information under the caption "Trading Philosophy and Methods of the Advisor" (the "Trading Strategies"), and agrees not to make any material change in such Trading Strategies (as they are applied to trading for the Fund) without the prior express written approval of the Fund, it being understood that the Advisor shall be free to institute non-material changes in its Trading Strategies (as they are applied to trading for the Fund) without such prior written approval- Neither refinements of its Trading Strategies nor any change in the number or type of Commodity Interests traded in the Fund's portfolio within the limits imposed by the Fund's trading policies shall be deemed a material change in Trading Strategies, and prior approval of the Fund shall not be required therefor provided, however, that the Advisor will not render advice to the Fund with respect to trading in securities or in any futures contracts or options relating thereto if trading therein would require the Fund to register under the Investment Company Act of 1940, as amended, and/or would require the Advisor to register under the Investment Advisers Act of 1940, as amended, unless counsel to the Fund has advised the Fund to the effect that such acts are not applicable to such trading.

     (d) All purchases and sales of Commodity Interests shall be for the account of and at the risk of the Fund and neither the Advisor nor any of its directors, officers, shareholders, employees or affiliates shall in any way be personally liable in connection with any orders for such purchases and sales except as otherwise expressly set forth in this Agreement. All brokerage commissions arising from the trading of the Fund's account shall be charged to the Fund's account.

     (e) The Advisor agrees to make all necessary disclosures regarding itself, its principals, employees and affiliates, its trading performance and Trading Strategies, its customer accounts and otherwise as are required in the judgment of the Fund to be made in the Registration Statement,


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Prospectus and Statement of Additional Information and such state applications and other filings as may be required by federal or state law.

     (f) Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Certificate of Limited Partnership, the Limited Partnership Agreement or any applicable statute, regulation or exchange or self-regulatory organization rule.

     (g) Notwithstanding the foregoing, the Fund (or the General Partner on its behalf) may withdraw the Registration Statement or terminate the registration of the Units at any time. Upon any such withdrawal or termination, or if the Registration Statement shall not have become effective on or before __________, or if the minimum number of Units offered by the Prospectus and Statement of Additional Information, as amended or supplemented, is not sold and accepted by the General Partner during the initial offering period of up to sixty (60) days from the date of the Prospectus and Statement of Additional Information (subject to a possible extension for up to an additional sixty (60) days at the discretion of the General Partner), this Agreement shall terminate. In such event, the Fund shall not have any obligation to the Advisor with respect to this Agreement; nor shall the Advisor have any obligation to the Fund with respect to this Agreement.

     (h) No assurance is given and no representation is made that the Advisor's trading advice will result in profitable trades or that losses will not be incurred or that the Fund will achieve capital appreciation.

     2. Independence of the Advisor. For all purposes herein, the Advisor shall be deemed to be an independent contractor. Except as otherwise expressly provided or authorized herein, the Advisor, in its capacity as the Advisor to the Fund, shall have no authority to act for or represent the Fund in any way and shall not be deemed to be an agent of the Fund.

     3. Commodity Brokers. All Commodity Interests traded for the account of the Fund shall be made through such commodity broker or brokers as the Fund directs. The Advisor shall have no authority or responsibility in selecting or supervising any broker for the execution of trades of the Fund or for negotiating the commission rates to be charged therefor. At the present time, it is contemplated that the Fund will execute all trades through ADM Investor Services, a CFTC-registered futures commission merchant.

     4. Management Fees / Incentive Allocations. (a) In consideration of and in compensation for the performance of its services under this Agreement, the Advisor shall receive from the Fund (i) a monthly management fee calculated at the rate of 1/12 of 3.75% of the Net Asset Value per Unit (as defined in the Limited Partnership Agreement) of the Fund's assets under the Advisor's management at month's end with respect to Units purchased within the prior twelve-month period and 1/12 of 1% of the Net Asset Value per Unit of the Fund's assets under the Advisor's management at month's end with respect to Units purchased more than twelve months prior thereto, and (ii) a quarterly incentive allocation equal to fifteen percent (15%) of the Fund's Advisory Profits (as hereinafter defined), if any, achieved each calendar quarter which are derived from trades initiated by the Advisor for the Fund's account. In determining the monthly management fee for any month, Net Asset Value per Unit shall not be reduced to reflect any (i) distributions, redemptions or reallocations of assets payable or effected as of such date, (ii) management fees accrued or payable as of such date, or (iii) incentive allocations accrued or allocable as of such date.

     (b) Advisory Profits (for purposes of calculating the Advisor's incentive allocation only) during a calendar quarter shall mean (i) the net of profits and losses resulting from all Commodity Interest trades initiated by the Advisor for the Fund's account which are closed out during such quarter, plus (ii)


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the net of any profits and losses on Commodity Interest trades initiated by the
Advisor for the Fund's account which are open as of the end of such quarter (after deduction for accrued round-turn brokerage commissions), minus (iii) the net of any profits and losses carried forward on open Commodity Interest trades initialed by the Advisor for the Fund's account from the preceding calendar quarter (after deduction for accrued round-turn brokerage commissions), minus
(iv) the Advisor's "Carryforward Loss" (as defined in the following sentence), if any, as of the beginning of such calendar quarter. If the total of items (i) to (iv), above, is negative at the end of a calendar quarter, such amount (reduced by the trading loss attributable to distributions, redeemed Units and reallocations of assets away from the Advisor, if any) shall be the Advisor's "Carryforward Loss" for the next calendar quarter.

     (c) If any incentive allocation shall have been allocated by the Fund to the Advisor during any calendar quarter and the Advisor shall, during any following calendar quarter, incur an Advisory Loss for such quarter, the Advisor shall be nevertheless entitled to retain such amounts previously allocated by the Fund. "Advisory Loss" for these purposes is defined as the opposite of Advisory Profits, as hereinabove defined, measured for the preceding calendar quarter.

     (d) Payment of the monthly management fee shall be made on or about the first day of the month following the end of the month to which it relates, and in any event within fifteen (15) days of the end of each month; allocation of the quarterly incentive allocation shall be made on or about the first day of the quarter following the end of the quarter to which it relates, and in any event within fifteen (15) day of the end of each quarter. In calculating the first management fee payable, the management fee shall be prorated for the number of days in the month during which the Advisor has Fund assets under its management. In the event of termination or expiration of this Agreement as of any date that is not the last day of a month, the monthly management fee shall be calculated and paid as of such date pro rata for the number of days of such month that have elapsed to the date of termination or expiration. In the event of the termination or expiration of this Agreement as of any date that is not the last day of a calendar quarter, the quarterly incentive allocation shall be calculated and paid as if the effective date of termination were at quarter end.

     (e) The Advisor and its shareholders, directors, officers, employees and affiliates are prohibited from receiving, directly or indirectly, any share of the brokerage commissions paid by the Fund to any commodity broker or its employees or representatives, whether in the form of rebates or otherwise. The foregoing shall not be construed to prevent a shareholder, director, officer, employee or affiliate of the Advisor from owning one percent (1%) or less of the publicly traded shares of common stock of any commodity broker receiving brokerage commissions from the Fund.

     5. Term and Termination. (a) This Agreement shall commence on the date hereof and continue in effect for a term of twelve (12) months after the date on which the Fund shall commence trading in Commodity Interests (the "Initial Term"). Thereafter, the Fund shall have the option of automatically renewing this Agreement for an additional twelve (12) months on the same terms and conditions by written notice to the Advisor ninety (90) days prior to the expiration of the Initial Term, subject to the right of the Advisor to terminate this Agreement at any time after the conclusion of the Initial Term upon giving written notice as set forth below.

     (b) This Agreement (i) shall terminate automatically in the event of the Fund's termination in accordance with the terms of the Limited Partnership Agreement; (ii) may be terminated at the election of the Fund or the General Partner at any time upon sixty (60) days' prior written notice to the Advisor; and (iii) may also be terminated at the election of the General Partner at any time, upon written notice to the Advisor, in the event that: (A) the Advisor is unable to use its Trading Strategies as in effect on the date hereof, and as such Trading Strategies may be revised, refined or modified in the future for the benefit of the Fund and in accordance with the terms of this Agreement, for any reason; (B) the Advisor's


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registration as a commodity trading advisor with the CFTC is suspended, terminated or not renewed; (C) the General Partner, in its sole discretion, shall determine in good faith that the Advisor has violated the Trading Policies as they may be revised or modified in accordance with Section 1 hereof; (D) there is an assignment of this Agreement by the Advisor in violation of Section 13 hereof; (E) the Net Asset Value per Unit (increased by the amount of any distributions per Unit, if any) on any business day during a fiscal year decreases to fifty percent (50%) or less of the Net Asset Value per Unit as of the beginning of the fiscal year, provided that such decrease results in a Net Asset Value per Unit of less than One Thousand Dollars($1,000), or if the Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) decreases on any business day to or below $350; (F) the Advisor merges, consolidates with or sells a substantial potion of its assets, any portion of its Trading Strategies, systems or programs or its business goodwill or becomes bankrupt or insolvent; (G) Daniel S. Shaffer (1) ceases to direct the administration or advisory policies of, or ceases to be an officer or employee or, the Advisor, (2) dies, or (3) becomes incapacitated; or (H) the General Partner withdraws from the Fund. Notwithstanding the foregoing, the Advisor may transfer all of its assets, Trading Strategies, trading programs or goodwill to, or merge or consolidate with, any corporation or partnership controlled by Mr. Shaffer and may assign this Agreement to any such corporation or partnership provided that such corporation or partnership (i) expressly assumes all the rights and obligations of the Advisor under this Agreement in a written instrument in forma acceptable to counsel to the Fund and (ii) is entitled and agrees to sue the Trading Strategies and the programs of the Advisor for the benefit of the Fund.

     (c) This Agreement may be terminated at the election of the Advisor at any time after the conclusion of the Initial Term (if any) upon sixty (60) days' prior written notice to the Fund. In addition, this Agreement may be terminated at the election of the Advisor at any time, upon written notice to the Fund, in the event that: (i) the Advisor receives an opinion of legal counsel, satisfactory to the Advisor and the Fund, that by reason of its being a trading advisor to the Fund, it is required to register as an investment adviser under the Investment Advisers Act of 1940, as amended; (ii) the registration of the General Partner as a commodity pool operator is suspended, terminated or not renewed, or (iii) Daniel S. Shaffer dies or becomes incapacitated.

     6. Standard of Liability and Indemnity. (a) In any action in which the Advisor was, is or is threatened to be made a party, alleging claims arising out of or in connection with the management of all or any portion of the Fund's assets (other than an action brought by or in the right of the Fund), the Fund shall indemnify and hold harmless the Advisor, subject to receipt of a legal opinion of independent counsel regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement, if the Adviser acted in good faith and in an manner it reasonably believed to be in or not opposed to the best interests of the Fund, and if such actions did not involve gross negligence, willful, wanton, or reckless misconduct, or a breach of fiduciary obligations to the Fund. In any action brought by or in the right of the Fund against the Adviser, subject to receipt of a legal opinion of independent counsel regarding the applicable standard of conduct, against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments or amounts paid in settlement incurred in connection with the investigation, defense or settlement of such action, if the Advisor acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Fund, and if such action did not involve negligence, misconduct, or breach of fiduciary obligations to the Fund (unless the court or administrative forum in which such action was brought shall determine that, in view of all circumstances of the case, the Advisor is nevertheless fairly and reasonably entitled to indemnification for such amounts as the court or administrative forum shall deem proper). To the extent that the indemnified party has been successful in the defense of any action, no legal opinion of independent counsel is needed. Expenses may be paid by the Fund in advance of the final disposition of such action if the indemnified person shall agree to reimburse the Fund in the event indemnification is not permitted hereunder. As used in this paragraph, the term "Advisor" shall include


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the Advisor, its shareholders, directors, officers, employees and affiliates and each person who controls the Advisor, as the case may be.

     (b) The Advisor agrees to indemnify, defend and hold harmless the Fund and its affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees and disbursements) incurred by them by reason of any act or omission of the Advisor or its affiliates relating to the Fund if there has been a final judicial or regulatory determination that such acts or omissions violated the terms of this Agreement or involved gross negligence, willful, wanton or reckless misconduct on the part of the Advisor, or a breach of the Advisor's fiduciary obligations to the Fund.

     (c) In addition, in the event that any claim, dispute or litigation arises between the Advisor or its affiliates and any party other than the Fund or any of its affiliates, which claim, dispute or litigation is unrelated to the Fund's business, and if the Fund or any of its affiliates are made a party to such claim, dispute or litigation by such other party, the Advisor and its affiliates shall defend any actions brought in connection therewith on behalf of the Fund and its affiliates, each of whom agrees to cooperate in such defense, and the Advisor and its affiliates shall indemnify and hold harmless the Fund and its affiliates from and with respect to any amounts awarded to such other party.

     (d) In the event that any claim, dispute or litigation arises between the Fund or its affiliates and any party other than the Advisor or any of its affiliates, which claim, dispute or litigation is unrelated to the responsibilities of the Advisor under this Agreement, and if the Advisor or any of its affiliates is made a party to such claim, dispute or litigation by such other party, the Fund shall defend any actions brought in connection therewith on behalf of the Advisor and its affiliates, each of whom agrees to cooperate in such defense, and the fund shall indemnify and hold harmless the Advisor, its affiliates and their respective shareholders, directors, officers and employees from and with respect to any amounts awarded to such other party.

     (e) None of the indemnifications contained in this Section 6 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent of the party obligated to indemnify the other party.

     (f) Except as otherwise set forth herein, the Advisor, its shareholders, directors, officers, employees and affiliates shall not be liable to the Fund, its partners or any of their respective successors or permitted assigns except by reason of its or their acts or omissions taken or omitted due to bad faith, misconduct or negligence or for not having acted in good faith in the reasonable belief that its or their actions were taken in, or not opposed to, the best interests of the Fund. The foregoing sentence is intended to limit the liability of the persons enumerated therein, and nothing in the foregoing sentence shall expressly or impliedly create any liability, duty or responsibility on the part of any person.

     (g) The provisions of this Section 6 shall survive the termination or other expiration of this Agreement.

     7. Right to Engage in Other Activities. (a) The Advisor's present business includes managing its assets, the assets of its principals and affiliates and discretionary accounts for investors in the purchase and sale of Commodity Interests, and it will be managing such accounts and assets during the same period that it is managing the Fund's account. The services provided by the Advisor hereunder are not to be deemed exclusive. The Fund acknowledges that, subject to the terms of this Agreement, the Advisor and its shareholders, directors, officers, employees and affiliates may render advisory, consulting and management services to other clients and accounts. The Advisor and its shareholder, directors, officers, employees and affiliates shall be free to trade for their own accounts and to advise other clients


                                      -6-
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and manage other Commodity Interests trading accounts (including other public and private commodity funds) during the term of this Agreement and to use for such other clients and accounts the same or other information, Trading Strategies, programs and formulas which they obtain, produce or utilize in the performance of services for the Fund. In that connection, however, the Advisor represents and warrants that the management of such other accounts by the foregoing persons will not be incompatible with the performance of the Advisor's obligations and duties to the Fund under this Agreement and will not prevent the Advisor from rendering services to the Fund of the quality and nature contemplated by this Agreement.

     (b) If, at any time during the term of this Agreement, the Advisor is required to aggregate the Fund's positions in Commodity Interests with the positions of any other person for purposes of applying the speculative position or daily trading limits of the CFTC or any exchange, self-regulatory body or governmental authority and its trading recommendations are altered because of the application of any such limit, the Advisor will modify its trading decisions and Trading Strategies for the Fund and its other accounts in a good faith effort to achieve an equitable treatment of all accounts under management by the Advisor and such persons, including with respect to priorities of order entry.

     (c) Upon the request at the General Partner, the Advisor shall provide to it such information as it may reasonably request for the purpose of confirming that the Fund has been treated equitably with respect to the trading engaged in during the term of this Agreement by the Advisor or its shareholders, directors, officers, employees and affiliates for other accounts, which the parties acknowledge to mean that the General Partner may inspect all records of the Advisor related to its or their management of Commodity Interest trading accounts; provided, however, that the Advisor may, in its discretion, withhold from any such report or inspection the name of the client for whom any such account is maintained.

     8. Representations, Warranties and Covenants of the Fund. (a) The Fund represents, warrants and covenants that:

          (i) The Fund is a limited partnership duly organized and validly existing under the laws of the State of Delaware, is duly qualified to transact business as a foreign corporation under the laws of all jurisdictions in which such qualification is necessary for the purposes hereof and has full power and authority to perform its obligations under this Agreement.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Fund and, when executed and delivered by each of the other parties hereto, will be a valid and binding agreement of the Fund enforceable in accordance with its terms. The performance of the Fund's obligations and duties under this Agreement will not result in any violation or breach of default under or conflict with (A) the Certificate of Limited Partnership of the Fund or the Limited Partnership Agreement or
     (B) any term or prevision of any undertaking, contract, agreement, statute, law, rule or regulation by which the Fund is bound or to which it is a party, which in either case would limit or materially affect the performance of its duties under this Agreement.

          (iii) The General Partner is registered as a commodity pool operator under the Commodity Exchange Act, as amended (the "CE Act") and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

     (b) The foregoing representations, warranties and covenants shall be continuing during the term of this Agreement, and if at any time any event has occurred which would make or tend to make any of the foregoing not true, the Advisor agrees to promptly notify the Fund.


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     9. Representations, Warranties and Covenants of the Advisor. (a) The
Advisor represents, warrants and covenants that:

          (i) The Advisor is a corporation duly organized and validly existing under the laws of the State of New York, is duly qualified to transact business as a foreign corporation under the laws of all jurisdictions in which such qualification is necessary for the purposes hereof and has full power and authority to perform its obligations under this Agreement and to act as described in the Registration Statement, Prospectus and Statement of Additional Information.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Advisor and, when executed and delivered by each of the other parties hereto, will be a valid and binding agreement of the Advisor enforceable in accordance with its terms. The performance of the Advisor's obligations and duties under this Agreement will not result in any violation or breach of default under or conflict with (A) the charter or by-laws of the Advisor or (B) any term or prevision of any undertaking, contract, agreement, statute, law, rule or regulation by which the Advisor is bound or to which it is a party, which in either case would limit or materially affect the performance of its duties under this Agreement;

          (iii) All references to the Advisor, its principals and affiliates contained in the Registration Statement, Prospectus and Statement of Additional Information are complete and accurate in all material respects, and, as to each of them, the Registration Statement, Prospectus and Statement of Additional Information does not contain any misleading or untrue statement of a material fact or omit to state a material fact which is necessary to be stated therein in order to prevent the statements therein, in light of the circumstances under which they are mane, from being misleading;

          (iv) Any use or distribution of the Registration Statement, Prospectus or Statement of Additional Information by the Advisor to date has complied with, and in the future will continue to comply with, the 1933 Act, the Securities Exchange Act of 1934, as amended, the Commodity Exchange Act, as amended (the "CE Act"), and the rules and regulations promulgated by the SEC and the CFTC under such statutes, and all applicable state securities and commodities laws, as well as the rules and regulations promulgated under such laws The fact that clients or affiliates of the Advisor become limited partners in the Fund shall not constitute a breach of the warranties, representations and covenants contained herein.

          (v) The Advisor has obtained all required governmental and regulatory licenses and approvals required to perform its obligations under this Agreement and to act or perform its obligations as described in the Registration Statement, Prospectus and Statement of Additional Information (including, without limitation, registration as a commodity trading advisor under the CE Act and membership as a commodity trading advisor in the NFA, and it will maintain and renew such registration and membership during the term of this Agreement).

          (vi) Neither the Advisor nor any of its principals or affiliates has managed or directed on an overall discretionary basis the trading for any Commodity Investments or commodities trading account other than as set forth in the Registration Statement, Prospectus and Statement of Additional Information.

          (vii) As of the date hereof, there has been no material change in the performance data included in Tables A and B in the Registration Statement and Prospectus and the notes thereto, and the information set forth therein fairly presents the results of accounts traded pursuant to trading strategies of the Advisor as in effect from time to time and as utilized by the Advisor for the periods covered by such tables.

     (b) At any time during the term of this Agreement that a Registration Statement, Prospectus or Statement of Additional Information relating to the Interests is required to be delivered in connection with the offer and sale thereof, the Advisor agrees upon the request of the Fund to provide the Fund with such information as shall be necessary so that, as to itself, the Registration Statement, Prospectus and Statement of Additional Information is complete and accurate in all material respects and does not contain any untrue or misleading statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading.

     (c) The foregoing representations, warranties and covenants shall be continuing during the term of this Agreement, and if at any time any event has occurred which would make or tend to make any of the foregoing not true, the Advisor agrees to promptly notify the Fund.

     (d) In connection with its activities on behalf of the Fund, the Advisor will comply with all applicable rules and regulations of the CFTC and/or the commodity exchange or board of trade on which any particular transaction is executed.

     (e) In the placement of orders for the Fund's account and for the accounts of any other client, the Advisor will utilize a fair and reasonable order entry system, which shall, on an overall basis, be no less favorable to the Fund than to any other account managed by the Advisor or its directors, officers, shareholders, employees or affiliates.

     9. Miscellaneous. (a) Survival. The provisions of this Agreement shall survive the termination or expiration of this Agreement with respect to any matter arising while this Agreement was in effect.

     (b) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

     (c) Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as set forth in the initial paragraph of this Agreement. Any party may by notice change the address to which notices or other communications to such party are to be delivered or mailed.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (f) Arbitration. Any controversy or claim arising out of, resulting from or relating to this Agreement shall be settled exclusively by arbitration conducted in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or organization which is the successor thereto). The parties hereto agree that service of process or notice of motion or other application in connection with any arbitration may be served by the means by which notices are to be given under this Agreement, provided that a reasonable time for appearance is allowed. Any award in such arbitration may be enforced on application of either party by the order or judgment of any Federal or state court in the State of New York as the party making such application shall elect, having jurisdiction over the subject matter thereof. Each of the parties hereto hereby submits itself to the jurisdiction of any such court and agree that service of process on it in any action, suit or proceeding to enforce any such award may be effected by the means by which notices are to be given to it under this Agreement. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expenses of its own attorneys and experts and the additional expenses of presenting its own proof.

     (g) Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     (h) Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto, and any purported assignment by any party without such consent shall be void.

     (i) Third Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any third party, and this Agreement shall be effective only as between the parties hereto and their respective successors, heirs and permitted assigns.

     (j) Amendments and Waivers. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be effective only if in writing and, in the case of any waiver by the Corporation and any amendment or supplementation to which the Corporation consents, if approved by resolution of a majority of the disinterested members of the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        SHAFFER DIVERSIFIED FUND, L.P.

                                        By:  Shaffer Asset Management, Inc.,
                                             its General Partner

                                               By:______________________________
                                                  Daniel S. Shaffer
                                                  President

                                        SHAFFER ASSET MANAGEMENT, INC.

                                        By:______________________________
                                           Daniel S. Shaffer
                                           President